Exhibit 99.1

EVO Reports Second Quarter 2020 Results

ATLANTA--(BUSINESS WIRE)--August 5, 2020--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its second quarter 2020 financial results. For the second quarter ended June 30, 2020, reported revenue was $94.3 million compared to $122.5 million in the prior year, a decrease of 23%. On a currency neutral basis, reported revenue for the second quarter decreased 19%. On a GAAP basis for the quarter ended June 30, 2020, net loss was $9.0 million compared to net income of $3.8 million in the prior year. Adjusted EBITDA decreased 23% to $30.1 million for the quarter, and on a currency neutral basis, adjusted EBITDA declined 17% compared to the prior year.

For the six months ended June 30, 2020, reported revenue was $205.5 million compared to $234.0 million in the prior year, a decrease of 12%. On a currency neutral basis, reported revenue for the six months ended June 30, 2020 decreased 9%. On a GAAP basis for the six months ended June 30, 2020, the Company recognized a net loss of $22.6 million, an increase of 49% compared to the prior year. Adjusted EBITDA decreased 12% to $61.5 million for the six months ended June 30, 2020. On a currency neutral basis, adjusted EBITDA declined 7% compared to the prior year.

“I am very pleased with the financial results we delivered in the second quarter given the adverse macroeconomic factors we were facing during this period,” said James G. Kelly, Chief Executive Officer of EVO. “We are encouraged by the recovery we are seeing in our monthly payment volumes and by the Company’s execution during this difficult period. We will continue to balance our prudent expense management with our investments in capabilities and distribution to grow the Company as global economic activity resumes.”

Conference Call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Wednesday, August 5, 2020 to discuss the results. Participants may access the conference call via the investor relations section of the Company’s website at www.evopayments.com, or participants may also dial (833) 922-2049 inside the U.S. and Canada and (270) 240-0784 outside the U.S. and Canada to listen. The conference ID number is 2385968. A recording of the call will be archived on the Company's investor relations website following the live call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its Investor Relations website at https://investor.evopayments.com/2Q20paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the impact of the COVID-19 crisis on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 virus; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase our eService subsidiary in Poland; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) changes to, or the potential phasing out of, LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, and transition, acquisition and integration costs. Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company. The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. Pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus, our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares. Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon conversion of the Company’s Series A preferred stock.

Net Debt to Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% change	2020	2019	% change

Revenue	$94,283	$122,517	(23%)	$205,452	$234,035	(12%)
Operating expenses:
Cost of services and products	19,212	24,752	(22%)	42,341	48,835	(13%)
Selling, general and administrative	54,608	66,306	(18%)	126,911	132,728	(4%)
Depreciation and amortization	20,525	22,863	(10%)	41,949	45,608	(8%)
Impairment of intangible assets	782	-	NM	782	6,632	(88%)
Total operating expenses	95,127	113,921	(16%)	211,983	233,803	(9%)
(Loss) income from operations	(844)	8,596	NM	(6,531)	232	NM
Other (expense) income:
Interest income	218	735	(70%)	631	1,410	(55%)
Interest expense	(7,332)	(11,269)	(35%)	(17,199)	(22,921)	(25%)
Income from investment in unconsolidated investees	175	53	232%	215	269	(20%)
Other (expense) income, net	(1,756)	516	NM	(1,805)	1,610	NM
Total other expense	(8,695)	(9,965)	(13%)	(18,158)	(19,632)	(8%)
Loss before income taxes	(9,539)	(1,369)	597%	(24,689)	(19,400)	27%
Income tax benefit	496	5,196	(90%)	2,076	4,208	(51%)
Net (loss) income	(9,043)	3,827	NM	(22,613)	(15,192)	49%
Less: Net income attributable to non-controlling interests in consolidated entities	1,049	1,996	(47%)	2,088	2,578	(19%)
Less: Net (loss) income attributable to non-controlling interests of EVO Investco, LLC	(6,321)	1,368	(562%)	(16,122)	(12,944)	25%
Net (loss) income attributable to EVO Payments, Inc.	(3,771)	$463	NM	(8,579)	$(4,827)	78%
Less: Accrual of redeemable preferred stock paid-in-kind dividends	1,771			1,771
Net loss attributable to Class A common stock	$(5,542)			$(10,350)

Earnings per share
Basic	($0.13)	$0.01		($0.25)	($0.17)
Diluted	($0.13)	$0.01		($0.25)	($0.17)
Weighted average Class A common stock outstanding
Basic	41,398,838	31,898,531		41,329,118	29,147,326
Diluted	41,398,838	31,898,531		41,329,118	29,147,326

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$390,745	$304,089
Accounts receivable, net	13,731	15,881
Other receivables	15,078	24,438
Due from related parties	539	1,125
Inventory	8,157	9,128
Settlement processing assets	295,604	328,637
Other current assets	13,019	12,867
Total current assets	736,873	696,165
Equipment and improvements, net	75,823	94,464
Goodwill, net	366,942	378,838
Intangible assets, net	218,515	257,560
Investment in unconsolidated investees	2,144	2,078
Deferred tax assets	218,573	210,275
Operating lease right-of-use assets	35,834	45,664
Other assets	21,574	21,360
Total assets	$1,676,278	$1,706,404

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$19,866	$33,103
Current portion of long-term debt	4,628	8,744
Accounts payable	7,449	13,584
Accrued expenses	89,550	110,079
Settlement processing obligations	438,969	449,302
Current portion of operating lease liabilities, inclusive of related party liability of $1.2 million at June 30, 2020 and December 31, 2019	6,945	7,087
Due to related parties	4,772	7,325
Total current liabilities	572,179	629,224
Long-term debt, net of current portion	631,166	693,169
Due to related parties	385	385
Deferred tax liabilities	13,963	17,260
Tax receivable agreement obligations, inclusive of related party liability of $141.3 million and $141.1 million at June 30, 2020 and December 31, 2019, respectively	150,398	150,274
ISO reserves	2,706	2,758
Operating lease liabilities, net of current portion, inclusive of related party liability of $2.6 million and $3.2 million at June 30, 2020 and December 31, 2019, respectively	31,504	41,703
Other long-term liabilities	2,099	1,830
Total liabilities	1,404,400	1,536,603
Commitments and contingencies
Redeemable non-controlling interests	889,952	1,052,448
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 and 0 shares at June 30, 2020 and December 31, 2019, respectively. Liquidation preference: $154,001 and $0 at June 30, 2020 and December 31, 2019, respectively	149,361	-
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 41,474,273 and 41,233,954 shares at June 30, 2020 and December 31, 2019, respectively	4	4
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 34,163,538 and 34,163,538 shares at June 30, 2020 and December 31, 2019	3	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 2,317,955 and 2,321,955 shares at June 30, 2020 and December 31, 2019, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 4,339,978 and 4,354,978 shares at June 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(471,843)	(587,358)
Accumulated other comprehensive loss	(16,093)	(1,948)
Total EVO Payments, Inc. shareholders' deficit	(487,929)	(589,299)
Nonredeemable non-controlling interests	(279,506)	(293,348)
Total deficit	(767,435)	(882,647)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit
	$1,676,278	$1,706,404

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(22,613)	$(15,192)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	41,949	45,608
Gain on sale of investment	-	(250)
Amortization of deferred financing costs	1,337	1,343
Change in fair value of contingent consideration	(97)	1,953
Loss on disposal of equipment and improvements	1,052	-
Share-based compensation expense	9,475	4,822
Impairment of intangible assets	782	6,632
Accrued interest expense	(4,133)	230
Deferred taxes, net	(3,411)	(8,967)
Other	(325)	(266)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	1,581	391
Other receivables	7,236	(1,489)
Inventory	569	175
Other current assets	(512)	(788)
Operating lease right-of-use assets	3,889	3,161
Other assets	(482)	(446)
Related parties, net	(1,931)	1,707
Accounts payable	(5,828)	(1,135)
Accrued expenses	(13,370)	(11,387)
Settlement processing funds, net	26,198	(84,946)
Operating lease liabilities	(3,849)	(3,244)
Other	(52)	-
Net cash provided by (used in) operating activities	37,465	(62,088)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(3,030)
Purchase of equipment and improvements	(8,674)	(13,303)
Acquisition of intangible assets	(2,921)	(4,452)
Net proceeds from sale of investments	-	250
Collection of deferred cash consideration	-	4,406
Collections of notes receivable	24	1,419
Net cash used in investing activities	(11,571)	(14,710)
Cash flows from financing activities:
Proceeds from long-term debt	185,928	212,647
Repayments of long-term debt	(262,107)	(238,382)
Deferred financing costs paid	-	(2)
Contingent consideration paid	(1,006)	(5,578)
Deferred cash consideration paid	(545)	-
Secondary offering proceeds	-	18,984
Repurchases of shares to satisfy minimum tax withholding	(1,195)	(1,638)
Proceeds from issuance of redeemable preferred stock	149,250	-
Redeemable preferred stock issuance costs	(1,660)	-
Proceeds from exercise of common stock options	566	291
Distribution to non-controlling interests holders	(74)	(6,440)
Net cash provided by (used in) financing activities	69,157	(20,118)
Effect of exchange rate changes on cash and cash equivalents	(8,395)	(1,409)
Net increase (decrease) in cash and cash equivalents	86,656	(98,325)
Cash and cash equivalents, beginning of period	304,089	350,697
Cash and cash equivalents, end of period	$390,745	$252,372

The presentation of cash flows from operating activities for the six months ended June 30, 2019 was revised from the amounts previously reported to conform with the presentation required by the retroactive adoption of ASC 842 as of January 1, 2019.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% change	2020	2019	% change

Revenue	$94,283	$122,517	(23%)	$205,452	$234,035	(12%)
Currency impact[1]	-	(6,366)	NM	-	(8,345)	NM
Currency-neutral revenue	$94,283	$116,150	(19%)	$205,452	$225,690	(9%)

Net (loss) income	$(9,043)	$3,827	NM	$(22,613)	$(15,192)	49%
Net income attributable to non-controlling interests in consolidating entities	(1,049)	(1,996)	(47%)	(2,088)	(2,578)	(19%)
Income tax benefit (expense)	(496)	(5,196)	(90%)	(2,076)	(4,208)	(51%)
Interest expense, net	7,114	10,534	(32%)	16,568	21,511	(23%)
Depreciation and amortization	20,525	22,863	(10%)	41,949	45,608	(8%)
Share-based compensation	5,890	2,977	98%	9,475	4,822	97%
Transition, acquisition and integration costs[2]	7,151	6,306	13%	20,334	19,982	2%
Adjusted EBITDA	30,092	39,314	(23%)	61,549	69,944	(12%)
Currency impact[1]	-	(3,191)	NM	-	(4,053)	NM
Currency-neutral adjusted EBITDA	$30,092	$36,123	(17%)	$61,549	$65,891	(7%)

[1] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
[2] For the three months ended June 30, 2020, earnings adjustments include $2.4 million of employee termination benefits,
$4.0 million of transition, acquisition and integration related costs, and $0.8 million intangible asset impairment of a tradename.
For the three months ended June 30, 2019, earnings adjustments include $0.7 million of employee termination benefits, and $5.6 million of transition, acquisition and integration costs.
For the six months ended June 30, 2020, earnings adjustments include $5.1 million of employee termination benefits,
$11.7 million of transition, acquisition and integration related costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and a $0.8 million intangible asset impairment of a tradename.
For the six months ended June 30, 2019, earnings adjustments include $2.1 million of employee termination benefits,
$5.1 million impairment of intangible assets, net of non-controlling interest, and $12.8 million of transition, acquisition and integration costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended June 30,
	2020	% of Segment revenue	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Fx impact[3]	2019 Adjusted	Adjusted % change
Transactions
Americas	209.0				270.8					(23%)
Europe	552.8				635.2					(13%)
Total	761.7				906.0					(16%)

Segment revenue
Americas	$61,952	66%	$-	$61,952	$77,656	63%	$-	$(4,356)	$73,300	(15%)
Europe	32,331	34%	-	32,331	44,861	37%	-	(2,011)	42,850	(25%)
Total	94,283	100%	-	94,283	122,517	100%	-	(6,367)	116,150	(19%)

Segment profit
Americas	22,820		4,916	27,736	27,650		2,292	(2,376)	27,566	1%
Europe	6,794		1,540	8,334	13,623		1,466	(815)	14,274	(42%)
Corporate	(6,673)		695	(5,978)	(8,264)		2,548	-	(5,717)	5%
Total	$22,941		$7,151	$30,092	$33,009		$6,306	$(3,191)	$36,123	(17%)

Segment profit margin - Americas	36.8%			44.8%	35.6%				37.6%
Segment profit margin - Europe	21.0%			25.8%	30.4%				33.3%
Segment profit margin - Total	24.3%			31.9%	26.9%				31.1%

[1] For the three months ended June 30, 2020, the Americas segment profit adjustments include $1.7 million of employee termination benefits, $2.4 million of transition, acquisition and integration costs, and $0.8 million intangible asset impairment of a tradename.
The Europe segment profit adjustments include $0.1 million of employee termination benefits and $1.4 million of transition, acquisition and integration costs,
Corporate adjustments includes $0.6 million of employee termination benefits, and $0.1 million of transition, acquisition, and integration related costs.
The Corporate segment includes a $1.3 million merchant loss reserve for the quarter.
[2] For the three months ended June 30, 2019, the Americas segment profit adjustments include $0.5 million of employee termination benefits, and $1.8 million of transition, acquisition an integration costs.
The Europe adjustments include $0.1 million in employee termination benefits and $1.4 million of transition, acquisition and integration costs.
The Corporate segment profit adjustments include $0.1 million in employee termination benefits and $2.4 million of transition, acquisition and integration costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

	Six Months Ended June 30,
	2020	% of Segment revenue	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Fx impact[3]	2019 Adjusted	Adjusted % change
Transactions
Americas	475.4				505.0					(6%)
Europe	1,170.7				1,193.2					(2%)
Total	1,646.1				1,698.2					(3%)

Segment revenue
Americas	$132,824	65%	$-	$132,824	$147,621	63%	$-	$(5,051)	$142,570	(7%)
Europe	72,628	35%	-	72,628	86,414	37%	-	(3,294)	83,120	(13%)
Total	205,452	100%	-	205,452	234,035	100%	-	(8,345)	225,690	(9%)

Segment profit
Americas	42,780		9,858	52,638	42,530		10,110	(2,750)	49,890	6%
Europe	15,617		6,696	22,313	23,316		5,787	(1,303)	27,799	(20%)
Corporate	(17,182)		3,780	(13,402)	(15,883)		4,085	-	(11,798)	14%
Total	$41,215		$20,334	$61,549	$49,963		$19,982	$(4,053)	$65,891	(7%)
Segment profit margin - Americas	32.2%			39.6%	28.8%				35.0%
Segment profit margin - Europe	21.5%			30.7%	27.0%				33.4%
Segment profit margin - Total	20.1%			30.0%	21.3%				29.2%

[1] For the six months ended June 30, 2020, the Americas segment profit adjustments include $3.1 million of employee termination benefits,
$4.3 million of transition, acquisition and integration costs, $1.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
The Europe segment profit adjustments include $1.3 million of employee termination benefits, $4.4 million of transition, acquisition and integration costs, and $1.0 million adjustment for fx remeasurement losses on intercompany assets and liabilities.
Corporate adjustments includes $0.6 million of employee termination benefits, and $3.2 million of transition, acquisition, and integration related costs.
The Corporate segment includes a $1.3 million merchant loss reserve recorded in the second quarter.
[2] For the six months ended June 30, 2019, the Americas segment profit adjustments include $1.9 million of employee termination benefits, $6.1 million of transition, acquisition an integration costs and a $2.1 million impairment of intangible assets.
The Europe adjustments include $0.1 million in employee termination benefits, $2.7 million of transition, acquisition and integration costs, and
$3.0 million impairment of intangible assets, net of non-controlling interest,
The Corporate segment profit adjustments include $0.2 million in employee termination benefits and $3.9 million of transition, acquisition and integration costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% change	2020	2019	% change

Net (loss) income	$(9,043)	$3,827	NM	$(22,613)	$(15,192)	49%
Net income attributable to non-controlling interests in consolidating entities	(1,049)	(1,996)	(47%)	(2,088)	(2,578)	(19%)
Income tax benefit (expense)	(496)	(5,196)	(90%)	(2,076)	(4,208)	(51%)
Share-based compensation	5,890	2,977	98%	9,475	4,822	97%
Transition, acquisition and integration costs[1]	7,151	6,306	13%	20,334	19,982	2%
Acquisition intangible amortization[2]	10,065	11,475	(12%)	20,712	22,960	(10%)
Non-GAAP adjusted income before taxes	12,517	17,392	(28%)	23,743	25,785	(8%)
Income taxes at normalized tax rate[3]	(2,829)	(4,018)	(30%)	(5,366)	(5,956)	(10%)
Adjusted net income	$9,688	$13,375	(28%)	$18,377	$19,829	(7%)
Adjusted net income per share[4]	$0.11	$0.16	(31%)	$0.21	$0.24	(13%)

[1] For the three months ended June 30, 2020, earnings adjustments include $2.4 million of employee termination benefits,
$4.0 million of transition, acquisition and integration related costs, and $0.8 million intangible asset impairment of a tradename.
For the three months ended June 30, 2019, earnings adjustments include $0.7 million of employee termination benefits, and $5.6 million of transition, acquisition and integration related costs.
For the six months ended June 30, 2020, earnings adjustments include $5.1 million of employee termination benefits,
$11.7 million of transition, acquisition and integration related costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and a $0.8 million intangible asset impairment of a tradename.
For the six months ended June 30, 2019, earnings adjustments include $2.1 million of employee termination benefits,
$5.1 million impairment of intangible assets, net of non-controlling interest, and $12.8 million of transition, acquisition and integration related costs.
[2] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3] Normalized corporate income tax expense calculated using 22.6% and 23.1% for 2020 and 2019, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[4] Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares) plus weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended June 30,		Six Months Ended June 30,
(share count in millions)	2020	2019	2020	2019
Class A (GAAP weighted average common stock)	41.4	31.9	41.3	29.1
Class B	34.2	35.5	34.2	35.7
Class C	2.3	2.4	2.3	2.4
Class D	4.3	12.1	4.3	14.3
Stock options, RSUs, RSAs	0.4	0.9	0.5	0.7
Preferred shares	7.7	-	3.8	-
Pro forma weighted average shares	90.3	82.8	86.5	82.3

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio

(in thousands)

	Year Ended	6 Months	6 Months	LTM[1]
	12/31/2019	6/30/2019	6/30/2020	6/30/2020
Net loss	$(23,366)	$(15,192)	$(22,613)	$(30,787)
Net income attributable to non-controlling interests in consolidating entities	(7,877)	(2,578)	(2,088)	(7,387)
Income tax expense (benefit)	4,548	(4,208)	(2,076)	6,680
Interest expense, net	41,139	21,511	16,568	36,197
Depreciation and amortization	92,059	45,608	41,949	88,401
Share-based compensation	10,921	4,822	9,475	15,574
Transition, acquisition and integration costs	42,825	19,982	20,334	43,177
Adjusted EBITDA	$160,250	$69,944	$61,549	$151,855

Ratio of Net Debt to LTM Adjusted EBITDA
				6/30/2020
Gross debt				$644,466
Less: available cash on 6/30/2020[2]				(166,643)
Net debt				$477,823
Leverage Ratio as of 6/30/2020				3.1x

[1] Reflects last twelve months Adjusted EBITDA by taking full year 2019, less six-months ended June 30, 2019, plus the six-months ended June 30, 2020. Amounts may differ due to rounding.
[2] Available cash includes cash in transit from June 30th transaction dates.

Contacts

Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com